9111554 0682494453

Incorporated under the Laws of the State of Delaware

NUMBER 202

ETERNAL IMAGE

SHARES 1,000,000

Authorized 10,000,000 shares of Class "A" Preferred Stock at par value $0.001

614-38760

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that ***CLINT MYTYCH***

is the Owner of ***ONE MILLION ***

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933

Fully paid and non-assessable shares of Class "A" Preferred Stock of

ETERNAL IMAGE, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated May 11, 2006

President

ETERNAL IMAGE, INC. CORPORATE Seal

COUNTERSIGNED
INTEGRITY STOCK TRANSFER
HENDERSON, NV 89014
BY Authorized Signature